EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT



                                                       Status as of
      Name                       Incorporation       December 31, 1997
--------------------------       -------------       -----------------

Wisconsin Public Service
  Corporation (1)                  Wisconsin                Active

WPS Leasing, Inc. (2)              Wisconsin                Active

WPS Energy Services, Inc. (1)      Wisconsin                Active

WPS Power Development, Inc. (1)    Wisconsin                Active

WPS Visions, Inc. (1)              Wisconsin                Active

PDI Operations, Inc. (3)           Wisconsin                Active

PDI Stoneman, Inc. (4)             Wisconsin                Active


----------------


(1)  Wholly-owned subsidiary of WPS Resources Corporation.

(2) WPS Leasing, Inc. is a wholly-owned subsidiary of Wisconsin Public Service Corporation.

(3) PDI Operations, Inc. (formerly known as PDI Stoneman Operations, Inc.) is a wholly-owned subsidiary of WPS Power Development, Inc.

(4)  PDI Stoneman, Inc. is a wholly-owned subsidiary of WPS Power
     Development, Inc.

                                -249-